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                                                                      EXHIBIT 11

                           SECOND AMENDMENT AGREEMENT

     SECOND AMENDMENT AGREEMENT (the "Amendment") dated as of February 2, 2007 - between LEHMAN BROTHERS FINANCE S.A. ("Party A") and SMITHKLINE BEECHAM CORPORATION ("Party B").

WITNESSETH

     WHEREAS, Party A and Party B have entered into an ISDA Master Agreement dated as of May 21, 2002, amended as of May 22, 2002 (collectively, the "Master Agreement") and

     WHEREAS, Party A and Party B wish to amend the Master Agreement and to have the Master Agreement, as amended herein, govern the rights and obligations of Party A and Party B with respect to each and every Transaction which is (a) outstanding on the date hereof, and (b) entered into on or after the date hereof,

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, Party A and Party B hereby acknowledge and agree as follows:

     1. Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Master Agreement.

     2. Amendments.

     2a. The opening paragraph in the Schedule to the Master Agreement entitled "Scope of Agreement" is hereby deleted in its entirety and replaced with the following:

          "Party A and Party B have entered into confirmations dated 21 May 2002 and dated February 15, 2007 (the "CONFIRMATIONS") that are expressed to be governed, subject to, and determined in accordance with the terms and conditions set out in this Agreement. Such Confirmations constitute the sole Confirmations for the purposes of this Agreement and have the benefit of the Credit Support Documents set out in Part 4(f) to this Agreement. Party A and Party B intend that, subject to any agreement to the contrary, such Confirmations shall evidence the sole Transactions (the "TRANSACTIONS") with respect to this Agreement."

     2b. The definition of "Threshold Amount" in Part 1(c) of the Schedule to the Master Agreement is hereby deleted in its entirety and replaced with the following:

          ""THRESHOLD AMOUNT" means USD 100 million (or its equivalent in any other currency) in the case of Party A, and USD 100 million (or its equivalent in any other currency) in the case of Party B."

     3. Except as specifically amended hereby, all of the terms and conditions of the Master Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

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     4. Each of the parties hereby represents and warrants that:

     (a) the representation and warranties contained in the Master Agreement are true on and as of the date hereof as if made by the party on and as of said date, and

     (b) the execution, delivery and performance of this Amendment are within the party's corporate power and have been duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

     5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     6. This Amendment shall be construed in accordance with and be governed by the laws of the State of New York (without reference to choice of law doctrine).

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

LEHMAN BROTHERS FINANCE S.A.            SMITHKLINE BEECHAM CORPORATION

Party A                                 Party B

/s/ Barbara Grob                        /s/ Donald F. Parman
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Name: Barbara Grob                      Name: Donald F. Parman
      -------------------------------         -------------------------------
Title: Authorised Signatory             Title: Vice President
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Date: February 15, 2007                 Date: February 15, 2007
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/s/ Markus Bormann
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Name: Markus Bormann
      -------------------------------
Title: Director
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Date: February 15, 2007
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